                                                                    Exhibit 4.1b












NOTE NUMBER                           AGENT'S NAME
                                                                                                           PAINE WEBBER GROUP INC.
---------------------------------------------------------------------------------------------
PRINCIPAL AMOUNT                      SETTLEMENT DATE                             TRADE DATE
U.S.$                            (ORIGINAL ISSUE DATE)
-------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE                TRUSTEE CUST. NO. INTEREST RATE                      TAXPAYER ID OR                    TRANSFERRED
                                                                                  SOC. SEC. NO.
                                                                                  OF PURCHASER
-------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF REGISTERED OWNER                                                                MEDIUM TERM
                                                                                                       NOTE
                                                                                                      PROGRAM
                                                                                           CHASE MANHATTAN BANK DELAWARE
                                                                                                      TRUSTEE
                                                                                             THE CHASE MANHATTAN BANK
                                                                                               AUTHENTICATING AGENT
-------------------------------------------------------------------------------------------------------------------------------
CUSTOMER'S      RETAIN FOR         THE TIME OF THE TRANSACTION         PLEASE SIGN AND RETURN            SEE REVERSE SIDE
COPY            TAX PURPOSES       WILL BE FURNISHED UPON              ENCLOSED RECEIPT
                                   REQUEST OF THE CUSTOMER
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

REGISTERED                                                            REGISTERED










                             PAINE WEBBER GROUP INC.
                     MEDIUM-TERM SUBORDINATED NOTE, SERIES D
               Due from Nine Months to 30 Years from Date of Issue
                                  (Fixed Rate)

No.                                                                        U.S.$

CUSIP NO.

         IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


ORIGINAL ISSUE DATE:                   INTEREST RATE:                       MATURITY DATE:

ISSUE PRICE:                           ORIGINAL ISSUE                       BUSINESS DAY CENTERS:
                                       DISCOUNT SECURITY:
                                       [  ] YES   [  ] NO

REGULAR RECORD DATES:                  OPTIONAL REDEMPTION:                 PAYMENT OF ADDITIONAL
                                       [  ] YES   [  ] NO                   AMOUNTS:
                                                                            [  ] YES   [  ] NO

INTEREST PAYMENT DATES:                REDEMPTION DATES:                    OPTION TO ELECT
                                                                            REPAYMENT:
                                                                            [  ] YES   [  ] NO

TOTAL AMOUNT OF OID:                   REDEMPTION PRICES:                   REPAYMENT DATES:

YIELD TO MATURITY:                     GLOBAL SECURITY:                     REPAYMENT PRICES:
                                       [  ] YES   [  ] NO

INITIAL ACCRUAL PERIOD                 DEPOSITARY:
OID:

OTHER TERMS:


         PAINE WEBBER GROUP INC., a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of ________________ U.S. DOLLARS, on the Maturity Date specified above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the last date in respect of which interest has been paid or provided for, as the case may be. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date following the Original Issue Date shown above, at the Interest
Rate per annum specified above until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date, except that in the case of a Security with an Original Issue Date that is after a Regular Record Date and before the next following Interest Payment Date, interest payable on such Interest Payment Date will be paid to the Person in whose name such Security was initially registered on the Original Issue Date; provided, however, that interest pay able at Maturity shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsis tent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. If this Security is not a Global Security, payments of interest on this Security (other than interest payable at Maturity) will be made by mailing a check to the person entitled thereto at its address appearing in the Security Register for the Securi ties on the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company such payments may be made by wire transfer of immediately available funds to an account with a bank located in the continental United States (or other jurisdiction acceptable to the Company and The Chase Manhattan Bank, as Paying Agent), but only if appropriate payment instructions have been received in writing by the Paying Agent not less than five Business Days prior to the applicable Interest Payment Date. Pay ments of principal of, premium, if any, and interest will be made in immediately available funds, if at maturity or upon earlier redemption, then on the Maturity Date or the date fixed for redemption, as applicable, upon surrender of this Security at the principal corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York, or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (the "Notes Office");

provided that this Security is presented to such office in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures; and if upon early repayment, then on the applicable Repayment Date; provided that the Holder shall have complied with the requirements for repayment set forth on the reverse hereof. If this Security is a Global Security, the Depositary will be paid as agreed by the Company, the Trustee, the Paying Agent and the Depositary and beneficial owners hereof will be paid in accordance with the Depositary's and its parti cipants' procedures in effect from time to time. "Maturity" shall mean the date on which the principal of this Security or an installment of principal becomes due, whether on the Maturity Date specified above, upon redemption or early repayment or otherwise.

         If the registered owner of this Security (as indicated above) is the Depositary or a nominee of the Depositary, this Security is a Global Security and the following legend is applicable: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         If the registered owner of this Security is The Depository Trust Company or a nominee of The Depository Trust Company, then unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized repre sentative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                       PAINE WEBBER GROUP INC.

                                              By
                                                -----------------------------
                                                Title:

[Seal]                                        Attest:

                                                -----------------------------
                                                Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated:


CHASE MANHATTAN BANK                         CHASE MANHATTAN BANK DELAWARE
DELAWARE                                     As Trustee
     As Trustee                       OR
                                             By The Chase Manhattan Bank
                                             As Authenticating Agent
By
  ---------------------------
  Authorized Officer
                                             By
                                                -----------------------------
                                                      Authorized Officer

                             PAINE WEBBER GROUP INC.

                     MEDIUM-TERM SUBORDINATED NOTE, SERIES D

                        Due from Nine Months to 30 Years
                               from Date of Issue
                                  (Fixed Rate)


         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of March 15, 1988, as amended by a First Supplemental Indenture dated as of September 22, 1989, by a Second Supplemental Indenture dated as of March 22, 1991, and by a Third Supplemental Indenture dated as of November 30, 1993 (such Indenture, as so supplemented, is herein called the "Indenture"), between the Company and Chase Manhattan Bank Delaware (formerly known as Chemical Bank Delaware), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

         If so specified on the face hereof, the Company will, subject to the limitations and exceptions set forth below, pay to a Holder of this Security who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security, after deduction or with holding by the Company, the Trustee or any of the Company's paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder with respect to or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided herein to be then due and payable. However, the Company shall not be required to make any such payment of Additional Amounts for or on account of:

                  (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or bene-ficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or between a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, a private foundation or other tax-exempt organization for United States Federal income tax purposes or a corporation that accumulates earnings to avoid United States Federal income tax;

                  (b) any tax, assessment or other governmental charge that would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurs later;

                  (c) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or other governmental charge;

                  (d) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security, if such compliance is required by statute or by regulation of the United States or any taxing authority thereof as a precondition to relief or exemption from such tax, assessment or other governmental charge;

                  (e) any tax, assessment or other governmental charge that is
         (i) payable otherwise than by deduction or withholding from payments of principal of or premium, if any, or interest on this Security or (ii) required to be deducted or withheld by any paying agent from any such payment, if (and only if) such payment can be made without such deduction or withholding by any other paying agent;

                  (f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) or that is a controlled foreign corporation related to the Company (directly or indirectly) through stock ownership; or

                  (g) any combination of items (a), (b), (c), (d), (e) and (f);

nor will Additional Amounts be paid with respect to payment of the principal of or premium, if any, or interest on this Security to any United States Alien that is a fiduciary or partnership or to a person other than the sole beneficial owner of this Security to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security.

         The Company, at its option, may redeem this Security as a whole, but not in part, at any time that this Security is Registered in the name of a United States Alien, on giving not less than 30 nor more than 45 days' notice to the registered Holder hereof by mail in accordance with the provisions of the Indenture (which notice shall be irrevo cable), at a redemption price equal to the principal amount hereof (or, in the case of an Original Issue Discount Security, the amount specified on the face hereof), together with accrued interest to the redemption date, if the Company determines that the Company has or will become obligated to pay Additional Amounts on this Security on the next succee ding Interest Payment Date as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings by a taxing authority, court or regulatory agency, whether or not rendered or taken with respect to the Company, or any action taken by any taxing authority, court or regulatory agency (including any change in administrative policy or enforcement practice of such taxing authority), whether or not taken with respect to the Company, which change or amendment becomes effective, or action is taken, on or after the Original Issue Date, and such obligation cannot be avoided by the Company taking reasonable measures available to it. Prior to giving any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of independent legal counsel addressed to the Company and the Trustee to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. Notice of the intention of the Company to redeem this Security shall not be given earlier than 90 days prior to the earliest date that the obligation to pay Additional Amounts would arise were a payment in respect of this Security due on such date. From and after any redemption date, if monies for the redemption of this Security pursuant to this paragraph shall have been made available for redemption on such redemption date, this Security shall cease to bear interest and the only right of the Holder of this Security shall be to receive payment of the redemption price of this Security and all unpaid interest accrued to such redemption date. For purposes of this paragraph, the Trustee may rely on an Officers' Certificate as to whether the registered Holder hereof is a United States Alien.

         The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust or a foreign partnership, one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

         If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part on the date or dates designated as Redemp tion Dates on the face hereof at the Redemption Price or Redemption Prices designated on the face hereof, together with accrued interest to the date of redemption. The Company may exercise such option by mailing or causing the Trustee to mail a notice of such redemption at least 30 but not more than 45 days prior to the date of redemption. In the event of redemption of this Security in part only, a new Security or Securities of like tenor and with the same terms and conditions for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancelation hereof. If less than all of the Securities having the same terms (except as to principal amount and date of issuance) as this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and otherwise as provided under the Indenture.

         If so specified on the face hereof, this Security will be repayable prior to the Maturity Date at the option of the Holder on the date or dates or under the circum stances designated as Repayment Dates on the face hereof at the Repayment Price or Repayment Prices designated on the face hereof together with accrued interest to the date of repayment. In order for this Security to be repaid, Chemical Bank, as Paying Agent, must receive at the Notes Office at least 30 but not more than 45 days prior to the applicable Repayment Date (a) appropriate wire instructions and (b) either (i) this Security with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Security with such form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security for less than the entire principal amount of this Security provided that the principal amount of the Security remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Security shall be canceled and a new Security or Securities of like tenor and with the same terms and conditions for the remaining principal amount hereof shall be issued in the name of the Holder of this Security or as otherwise specified in the form entitled "Option to Elect Repayment". After exercise of the repayment option, no transfer or exchange of this Security (or, if this Security is to be repaid in part, the portion hereof to be repaid) will be permitted. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Security for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

         The indebtedness evidenced by this Security is expressly subordinated in right of payment, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Superior Indebtedness (as defined in the Indenture) and this Security is issued subject to such provisions of the Indenture, and each Holder of this Security by accepting the same agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appro priate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

         Interest payments on each Interest Payment Date for this Security and at Maturity will include interest accrued from and including the later of the Original Issue Date or the most recent date to which interest has been paid or provided for to but excluding such Interest Payment Date or to but excluding Maturity. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

         Notwithstanding anything herein to the contrary, the interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

         Any payment of principal of (and premium, if any) or interest required to be made on this Security on a day which is not a Business Day need not be made on such day, but may be made on the next day which is such a Business Day with the same force and effect as if made on such day, and no interest shall accrue as a result of such delayed payment. "Business Day" means each day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Business Day Centers specified on the face hereof are authorized or obligated by law or executive order to close.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         Any terms or conditions of this Security ("Other Terms") specified on the face hereof under "Other Terms" shall apply to this Security. In the event of any conflict between any Other Terms and any other terms or conditions of this Security, the Other Terms shall control.

         Notwithstanding anything herein to the contrary, if this Security is an Original Issue Discount Security, the amount payable in the event of acceleration following an Event of Default prior to the Maturity Date hereof in lieu of the principal amount due at the Maturity Date hereof shall be the Amortized Face Amount of this Security as of the date of declaration of acceleration. The "Amortized Face Amount" of this Security shall be an amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Security exceed its principal amount.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registra tion of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer to the Security Registrar at the Notes Office duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S.$100,000 and any integral multiple of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of different authorized denominations and having the same terms and conditions, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                            OPTION TO ELECT REPAYMENT

         The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at the applicable Repayment Price indicated on the face hereof plus interest accrued to the applicable Repayment Date.


Dated:
      ----------------------------

----------------------------------
             Signature


                                    Sign exactly as name appears on the front of this Security [SIGNATURE GUARANTEE-- required only if Securities are to be issued and delivered to other than the registered holder]

Principal amount to be
repaid, if amount to be                    Fill In for registration of
repaid is less than the                    Securities if to be issued otherwise
principal amount of this                   than to registered holder:
Security (principal amount
remaining must be an
authorized denomination)                   Name:
                                                ------------------------

U.S.$                                      Address:
     --------------------------                    ----------------------

                                                      -------------------
                                                      (Please print name
                                                      and  address
                                                      including zip code)

                                           SOCIAL SECURITY OR OTHER
                                           TAXPAYER ID NUMBER


                                           ------------------------------

                                  -------------

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


                                            UNIF GIFT MIN ACT...
TEN COM -     as tenants in common          ..........Custodian..........
TEN ENT -     as tenants by the               (Cust)                    (Minor)
              entireties                    Under Uniform Gifts to
JT TEN -      as joint tenants with         Minors Act
              right of survivorship
              and not as tenants in
              common                             .............................
                                                      (State)


             Additional abbreviations may also be used though not in the above list.




         FOR VALUED RECEIVED, the undersigned hereby sell(s), assign(s) and transfers) unto


Please insert Social Security Number
or Other Identifying Number of
Assignee






--------------------------------------------------------------------------------

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                      INCLUDING POSTAL ZIP CODE OF ASSIGNEE



the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:                                         ------------------------------
      ------------------                                  Signature



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